Exhibit 21

LIST OF IMCO RECYCLING INC. SUBSIDIARIES

Wholly owned unless otherwise indicated as of March 1, 2003.

1.	Alchem Aluminum, Inc., a Delaware corporation

2.	Alchem Aluminum Shelbyville Inc., a Delaware corporation

3.	Dutch Aluminum C.V., a Dutch limited partnership

4.	Gulf Reduction Corporation, a Delaware corporation

5.	IMCO Brazil Holding Ltda., a Brazilian limited liability company

6.	IMCO Energy Corp., a Delaware corporation

7.	IMCO Funding Corporation, a Delaware corporation

8.	IMCO Indiana Partnership L.P., an Indiana limited partnership

9.	IMCO International, Inc., a Delaware corporation

10.	IMCO Investment Company, a Delaware corporation

11.	IMCO Management Partnership L.P., a Texas limited partnership

12.	IMCO Operations Services Company, a Delaware corporation

13.	IMCO Reciclagem de Materiais Indústria e Comércio Ltda., a Brazilian limited liability company

14.	IMCO Reciclaje de Mexico, S. de R.L. de C.V., a Mexican limited liability company

15.	IMCO Reciclaje de Nuevo Leon, S. de R.L. de C.V., a Mexican limited liability company (85%)

16.	IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V., a Mexican limited liability company

17.	IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V., a Mexican limited liability company

18.	IMCO Recycling of California, Inc., a Delaware corporation

19.	IMCO Recycling Holding B.V., a Netherlands limited liability company

20.	IMCO Recycling of Idaho Inc., a Delaware corporation

21.	IMCO Recycling of Illinois Inc., an Illinois corporation

22.	IMCO Recycling of Indiana Inc., a Delaware corporation

23.	IMCO Recycling of Michigan L.L.C., a Delaware limited liability company

24.	IMCO Recycling of Ohio Inc., a Delaware corporation

25.	IMCO Recycling of Utah Inc., a Delaware corporation

26.	IMCO Recycling Services Company, a Delaware corporation

27.	IMCO Recycling (UK) Ltd., a private company limited by shares and organized under the laws of England and Wales

28.	IMSAMET, Inc., a Delaware corporation

29.	Imsamet of Arizona, an Arizona partnership (70%)

30.	Indiana Aluminum Inc., an Indiana corporation

31.	Interamerican Zinc, Inc., a Delaware corporation

32.	MetalChem Handel GmbH, a German limited liability company

33.	MetalChem, Inc., a Pennsylvania corporation

34.	Midwest Zinc Corporation, a Delaware corporation

35.	Pittsburg Aluminum, Inc., a Kansas corporation

36.	Rock Creek Aluminum, Inc., an Ohio corporation

37.	Solar Aluminum Technology Services, a Utah partnership (50%)

38.	U.S. Zinc Corporation, a Delaware corporation

39.	U.S. Zinc Export Corporation, a Texas corporation

40.	VAW-IMCO Guß und Recycling GmbH, a German limited liability company (50%)

41.	Western Zinc Corporation, a California corporation

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